Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Nocera, Inc. on Form S-1/A of our report dated March 23, 2022, with respect to our audit of the consolidated financial statements of Nocera, Inc. and its subsidiaries for the years ended December 31, 2021 and December 31, 2020. We also consent to the reference of our firm under the heading “Experts” in this Registration Statement.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

Hong Kong, China

July 20, 2022